Exhibit 107.1

Calculation of Filing Fee Table

Form S-8

(Form Type)

MNTN, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common stock issuable upon the exercise of outstanding stock options under the 2009 Equity Incentive Plan (the “2009 Plan”)	457(h)	1,292,699(2)	$1.52(3)	$1,964,902.48	0.00015310	$300.83
Equity	Class A Common stock issuable upon the exercise of outstanding stock options under the Quickframe, Inc. 2018 Stock Plan (the “Quickframe Plan”)	457(h)	37,048(4)	$6.17(5)	$228,586.16	0.00015310	$35.00
Equity	Class A Common stock issuable upon the exercise of outstanding stock options under the Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”)	457(h)	18,347,353(6)	$7.27(7)	$133,385,256.31	0.00015310	$20,421.28
Equity	Class B Common stock issuable upon the exercise of outstanding stock options under the 2021 Plan	457(h)	11,810,410(6)	$3.75(7)	$44,289,037.50	0.00015310	$6,780.65
Equity	Class A Common stock reserved for issuance pursuant to awards under the Registrant’s 2025 Incentive Award Plan (the “2025 Plan”)	457(h)	11,112,342(8)	$16.00(9)	$177,797,472	0.00015310	$27,220.79
Equity	Class A Common stock reserved for issuance pursuant awards under the Registrant’s 2025 Employee Stock Purchase Plan (the “ESPP”)	457(h)	1,111,234(10)	$16.00(9)	$17,779,744	0.00015310	$2,722.08
Total Offering Amounts					$375,444,998.45		$57,480.63
Total Fee Offsets							N/A
Net Fee Due							$57,480.63

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (“Registration Statement”) shall also cover any additional shares of Class A common stock that become issuable under the above-named plans, by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of Class A common stock, as applicable.

(2)	Represents 1,292,699 shares of the Registrant’s Class A common stock issuable upon the exercise of outstanding stock options granted under the 2009 Plan, at a weighted-average exercise price of $1.52 per share.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on $1.52 per share, which is the weighted-average exercise price of the outstanding stock options granted under the 2009 Plan being registered.

(4)	Represents 37,048 shares of the Registrant’s Class A common stock issuable upon the exercise of outstanding stock options granted under the Quickframe Plan, at a weighted-average exercise price of $6.17 per share.

(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on $6.17 per share, which is the weighted-average exercise price of the outstanding stock options granted under the Quickframe Plan being registered.

(6)	Represents 18,347,353 shares of the Registrant’s Class A or Class B common stock issuable upon the exercise of outstanding stock options granted under the 2021 Plan, at a weighted-average exercise price of $7.27 per share.

(7)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on $7.27 per share, which is the weighted-average exercise price of the outstanding stock options granted under the 2021 Plan being registered.

(8)	Represents 11,112,342 shares of Class A common stock reserved for issuance under the 2025 Plan. The number of shares reserved for issuance or transfer pursuant to awards under the 2025 Plan will be increased by (i) the number of shares represented by awards outstanding under the QuickFrame Plan, the 2009 Plan or 2021 Plan that become available for issuance under the counting provisions described below following the effective date and (ii) an annual increase on the first day of each fiscal year beginning in 2026 and ending in 2035, equal to the lesser of (A) 5% of the shares of the Registrant’s common stock outstanding (on an as converted to Class A common stock basis) or underlying outstanding warrants to purchase the Registrant’s common stock that have an exercise price of $0.10 per share or less, in each case, on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by the Registrant’s board of directors; provided, however, that no more than 82,898,071 shares of Class A common stock may be issued upon the exercise of incentive stock options.

(9)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the Class A common stock of $16.00 per share, as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-285471), as amended (the “S-1 Registration Statement”), that was declared effective on May 21, 2025.

(10)	Represents 1,111,234 shares of the Registrant’s Class A common stock reserved for issuance under the ESPP. The number of shares of Class A common stock available for issuance under the ESPP will be annually increased on January 1 beginning in 2026 and ending in 2035, equal to the lesser of (i) 1% of the aggregate shares of all classes of the Registrant’s common stock outstanding (on an as converted to Class A common stock basis), on the last day of the immediately preceding fiscal year and (ii) such number of shares of Class A common stock as determined by the Registrant’s board of directors; provided, however, no more than 15,279,470 shares of Registrant’s Class A common stock may be issued under the ESPP. The shares reserved for issuance under the ESPP may be authorized but unissued shares or reacquired shares.